As filed with the Securities and Exchange Commission on February 7, 2000.
                                           Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933


                           THE BOMBAY COMPANY, INC.
            (Exact name of registrant as specified in its charter)


               DELAWARE                              75-1475223
     (State or other jurisdiction                 (I.R.S. Employer
   of incorporation or organization)           Identification Number)


       THE BOMBAY COMPANY, INC.
     550 BAILEY AVENUE, SUITE 700
           FORT WORTH, TEXAS                            76107
    (Address of principal executive                  (Zip Code)
               offices)



                           THE BOMBAY COMPANY, INC.
                     1996 LONG-TERM INCENTIVE STOCK PLAN
                           (Full title of the Plan)

                        MICHAEL J. VEITENHEIMER, ESQ.
                VICE PRESIDENT, SECRETARY, AND GENERAL COUNSEL
                           THE BOMBAY COMPANY, INC.
                         550 BAILEY AVENUE, SUITE 700
                           FORT WORTH, TEXAS  76107
                                (817) 347-8200
               (Name, Address, including zip code and telephone
              number, including area code, of agent of service)
                         ___________________________
                                   COPY TO:
                              Richard S. Tucker
                            Jackson Walker L.L.P.
                       301 Commerce Street, Suite 2400
                           Fort Worth, Texas  76102

              APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES
                            PURSUANT TO THE PLAN:
    From time to time after this Registration Statement becomes effective.

                       CALCULATION OF REGISTRATION FEE

  Title of                             Proposed Maximum    Proposed Maximum
Securities to      Amount to be        Offering Price         Aggregate         Amount of
be Registered       Registered           Per Share(1)      Offering Price(1)   Registration
                                                                                   Fee

Common Stock
$1.00 par value   1,428,919 Shares(2)     $4.3125             $6,162,213       $1,626.82


    (1)Estimated solely  for the  purpose of  calculating the  registration fee.
Pursuant to Rules 457(c) and 457(h), the offering price and registration fee are
computed on the basis of the average of the   high and low prices of the  Common
Stock, as reported by the New York Stock Exchange on February 4, 2000.

    (2)This registration statement is deemed to register securities to be offered in the future pursuant to terms which provide for a change in the amount of of securities being offered or issued hereby to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to Rule 416.

   Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the Registrant's Registration Statement No.33-40736, dated May 21, 1991, Registration Statement No. 33-55306, dated December 2, 1992 and Registration No. 333-39057, dated October 29, 1997, on Form S-8.

                               EXPLANATORY NOTE

   This Registration Statement on Form S-8 relates to 1,428,919 shares of Common Stock issuable pursuant to The Bombay Company, Inc. 1996 Long-Term Incentive Stock Plan, 476,427 which became available for issuance pursuant to the Plan on February 1, 1998, 476,871 which became available for issuance pursuant to the Plan on January 31, 1999 and 475,621 which became available for issuance pursuant to the Plan on January 30, 2000 pursuant to Section 6(a) of the Plan.


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof:

   (i) Annual Report on Form 10-K for the year ended January 30, 1999 ("Annual Report");

   (ii) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Annual Report;

   (iii) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed May 17, 1993; and

   (iv) The description of certain rights of certain holders of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed June 12, 1995.

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

   The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests for such documents should be directed to the Company's principal office: The Bombay Company, Inc., 550 Bailey Avenue, Suite 700, Fort Worth, Texas 76107, Attention Michael J. Veitenheimer, Vice President, Secretary, and General Counsel (telephone: (817) 347-8200).

ITEM 4.   DESCRIPTION OF SECURITIES.

   Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

DELAWARE GENERAL CORPORATION LAW
   Section 145 (a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

   Section 145 (b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

   Section 145 (c) of the DGLC provides that the to the extent that a present or former officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceedings referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

   Section 145 (d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are not such directors, or it such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

   Section 145 (e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in
Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

   Section 145 (f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of
Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

   Section 145 (g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

   Section 145 (j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

CERTIFICATE OF INCORPORATION

   The Restated Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

BYLAWS

   The Bylaws of the Company provide that the Company will reimburse any director or officer of the Company, whether or not then in office (and his heirs and administrators), to the full extent permitted by Section 145 of the DGCL for all liability, including reasonable expenses incurred by or imposed upon him in connection with, or resulting from any action, suit, or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Company or any of its subsidiaries, or of any other corporation at the request of the Company. The Company also may make such reimbursement in the event of a settlement of any such action, suit or proceeding prior to final adjudication when such settlement appears to be in the interest of the Company. This right of reimbursement is not to be exclusive of other rights to which the director or officer may be entitled as a matter of law.

INSURANCE

   The Company intends to maintain liability insurance for the benefit of its directors and officers.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, as amended, and is therefore unenforceable.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

   Not applicable.

ITEM 8.   EXHIBITS.

       The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

    Exhibit No.             Description of Exhibit


     4.1  Restated Certificate of Incorporation.(1)

     4.2  Bylaws (Restated--Effective May 21, 1997).(2)

     4.3 Form of certificate evidencing ownership of the Common Stock of The Bombay Company, Inc.(2)

     5.1  Opinion of Michael J. Veitenheimer(3)

    23.1  Consent of Pricewaterhousecoopers LLP(3)

    23.2  Consent of Michael J. Veitenheimer (contained in Exhibit 5.1)

    24.1 Power of Attorney (contained on the signature page of this Registration Statement)

    99    The Bombay Company, Inc. 1996 Long-Term Incentive Stock Plan.(2)

(1) Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended July 4, 1993. Such exhibit is incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8, file No.333-39057, dated as of October 29, 1997, and incorporated herein by reference.

(3)  Filed herewith.

ITEM 9.     UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, The Bombay Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on February 7, 2000.


                                   THE BOMBAY COMPANY, INC.


                                        By:  /s/ Carmie Mehrlander

                                        Carmie Mehrlander
                                        Chief Executive Officer
                                        (Principal Executive Officer)



                              POWER OF ATTORNEY

     Each person whose signature appears below authorizes Michael J. Veitenheimer to execute in the name of each such person who is then an officer or director of the Registrant, and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities that are the subject of this Registration Statement, which amendments may make such changes to such Registration Statement as such attorney may deem appropriate.


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on February 3, 2000.


      Signatures                           Title



/s/ Robert S. Jackson               Chairman of the Board

Robert S. Jackson



                                  Vice President, Finance
/s/ Elaine D. Crowley                       and
                                         Treasurer
Elaine D. Crowley                 (Principal Financial and
                                    Accounting Officer)



/s/ Carmie Mehrlander             Chief Executive Officer
                                          Director
Carmie Mehrlander                   (Principal Executive
                                          Officer)


                                          Director

Glenn E. Hemmerle


/s/ Edmund H. Damon                       Director

Edmund H. Damon



/s/Robert E. Runice                       Director

Robert E. Runice



                                          Director

Bruce R. Smith



/s/Barbara Bass                           Director

Barbara Bass



/s/George B. Cobbe                        Director

George B. Cobbe



/s/James A. Marcum                        Director

James A. Marcum



                              INDEX TO EXHIBITS

    Exhibit No.                           Description of Exhibit


     4.1  Restated Certificate of Incorporation.(1)

     4.2  Bylaws (Restated--Effective May 21, 1997).(2)

     4.3 Form of certificate evidencing ownership of the Common Stock of The Bombay Company, Inc.(2)

     5.1  Opinion of Michael J. Veitenheimer(3)

    23.1  Consent of Pricewaterhousecoopers LLP(3)

    23.2  Consent of Michael J. Veitenheimer (contained in Exhibit 5.1)

    24.1 Power of Attorney (contained on the signature page of this Registration Statement)

    99    The Bombay Company, Inc. 1996 Long-Term Incentive Stock Plan.(2)


(1) Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended July 4, 1993. Such exhibit is incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8, file No.333-39057, dated as of October 29, 1997, and incorporated herein by reference.

(3)  Filed herewith.